EXHIBIT 10.33


                                OPTION AGREEMENT

         This Option Agreement (this "Agreement") is made and entered into as of June 30, 1997, by and between Nunzio P. DeSantis, in Trust ("Optionor"), and Las Vegas Entertainment Network, Inc., a Delaware corporation ("LVEN"), with reference to the following facts and circumstances:

         WHEREAS, Optionor is the record and beneficial owner of eighty (80) shares of the capital stock of 1241163 Ontario Inc., an Ontario corporation d/b/a Northern Gaming Company (the "Company"), representing eighty percent (80%) of the issued and outstanding shares of capital stock of the Company;

         WHEREAS, the Company is a party to that certain Asset Purchase Agreement, dated June 11, 1997, by and between the Company, as purchaser, and the Ontario Jockey Club, an Ontario not-for-profit corporation (the "Jockey Club"), as seller, pursuant to which the Company, on or about July 10, 1997 (the "Closing"), will purchase and acquire from The Jockey Club certain real and personal property assets comprising a thoroughbred horse racing facility and business commonly known as the Fort Erie Racetrack in Fort Erie, Ontario, Canada (the "Racetrack"); and

         WHEREAS, Optionor desires to grant to LVEN, and LVEN desires to purchase and acquire from Optionor, an option to acquire all of Optionor's shares in the Company, all upon and subject to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and further subject to the timely occurrence of the Closing, the parties agree as follows:

                                    Article I

                            Grant of Option and Terms

         (a)  Grant of Option.  For and in consideration of:

                  (i) the prior payment by LVEN to Optionor of the sum One Hundred Eighty-Two Thousand Dollars ($182,000), which payment was critical to the Company's successful acquisition of the Racetrack,

                  (ii) the placement (or arrangement thereof) by LVEN, prior to the Closing, of a line of credit to the Company of not less than One Million Five Hundred Thousand Dollars ($1,500,000), such line of credit to be secured by the lien of a first mortgage and related grant of security interest on and in the real and personal property assets comprising the Racetrack, the timely satisfaction of which placement shall be a condition precedent to the grant and effectiveness of the Option,

                  (iii) the issuance to Optionor of One Million (1,000,000) shares of a new series of preferred stock of LVEN having substantially the rights, privileges and preferences set forth on the form of Certificate of Designation, Voting Powers, Preferences and Rights attached hereto as Exhibit "A" (including the valuation provisions set forth on Schedule "B" attached hereto and incorporated herein by this reference) incorporated herein by this reference (the "Preferred

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Shares"),  the  timely  satisfaction  of which  issuance  shall  be a  condition precedent to the grant and effectiveness of the Option,

and otherwise subject to the terms and conditions of this Agreement, Optionor hereby grants to LVEN an option (the "Option") to purchase from Optionor all, but not less than all, of Optionor's eighty (80) shares of the capital stock of the Company, representing eighty percent (80%) of the issued and outstanding shares of capital stock of the Company (the "Option Securities") for exercise consideration consisting of the mandatory conversion of the Preferred Shares into shares of the common stock, par value $0.001 per share, of LVEN ("LVEN Common Stock"), as provided in Exhibit "A" (and Schedule "B") hereto.

         (b) Term of Option. The Option may be exercised by LVEN in the manner provided in Article I(c) below at any time on or before the close of business, Los Angeles time, on February 1, 1998.

         (c) Manner of Exercise. The Option may be exercised, in whole but not in part, by the delivery to Optionor of all of the following prior to the time the Option becomes unexerciseable pursuant to Article I(b) above:

                  (i) Notice in writing signed by LVEN stating that the Option is thereby exercised (the "Exercise Notice").

                  (ii) Delivery of certificates representing the number of shares of LVEN Common Stock issuable upon such exercise.

                  (iii) Such instruments and documents as the parties deem reasonably necessary or advisable under the circumstances to effect compliance with all applicable provisions of the Securities Act of 1933, as amended (the "Act"), and any other applicable securities laws or regulations.

         (d) Adjustments in Option.

                  (i) In the event that Optionor and/or the Company takes any action the result of which would be Optionor's inability to deliver to LVEN Option Securities representing at the time of exercise eighty percent (80%) of the capital stock of the Company, the number of shares issuable upon exercise of the Option will be increased so that LVEN will have the right to receive upon exercise shares of capital stock of the Company representing eighty percent (80%) of the shares of capital stock of the Company then issued and outstanding, on a fully-diluted basis.

         (e) Representations of LVEN and Optionor. Each of LVEN and Optionor represent to the other that it is purchasing the Option, the Option Securities the Series A Preferred and the LVEN Common Stock, as the case may be, solely for its own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution thereof that would be in violation of the securities laws of the United States of America, the Commonwealth of Canada or any state or province thereof. Each of LVEN and Optionor further represents that it is knowledgeable, sophisticated and experienced in business and financial matters; that it has previously invested in securities similar to the securities acquired and to be acquired hereunder, and fully understands the limitations on transfer described in paragraph (ii) below; that it is able to bear the economic risk of its investment in such securities and is presently able to afford the complete loss of such investment; and that it has been afforded access to information about the other (including such other's relevant affiliates), and such other's financial

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condition,  results  of  operations,   businesses,  properties,  management  and
prospects sufficient to enable it to evaluate its investment in such securities.

                  (ii) If either party desires to sell or otherwise dispose of all or any part of the securities acquired hereunder (other than pursuant to an effective registration statement under the Act or a sale or other disposition made pursuant to Rule 144 promulgated thereunder or any successor rule or regulation thereto with respect to shares of LVEN Common Stock), such party (a "Selling Party") shall notify the other (or the Company in the case of the Option Securities), and if requested will deliver to such other party an opinion of counsel, reasonably satisfactory in form and substance to such other party, that an exemption from registration or qualification under the Act or any other applicable securities law is available.

                                   Article II

                                  Miscellaneous

         (a) Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties agree that the parties shall be entitled to an injunction preventing breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof (this being in addition to any other remedy provided herein or to which they are entitled at law) and each party agrees to waive in any proceedings for such enforcement the defense that a remedy at law would be adequate.

         (b) Notices. All notices and other communications provided for or permitted under this Agreement shall be made by hand-delivery, first-class mail, telex, telecopier or overnight air courier guaranteeing next day delivery.

                  (i) If to Optionor, at 215 Central NW, Suite 3B, Albuquerque, New Mexico 87102, facsimile (505) 768-1111;

                  (ii) If to LVEN, at 1801 Century Park East, Suite 2300, Los Angeles, California 90067, facsimile (310) 551-1942.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         (c) Successors and Assigns. This Agreement shall inure o the benefit of and be binding upon the successors and assigns f each of the parties, including without limitation and without the need for an express assignment, subsequent holders of the securities; provided, however, that LVEN may not assign the Option and neither party may assign its rights hereunder without the prior written consent of the other.

         (d) Amendment and Waiver. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each Party.

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         (e)  Counterparts.  This  Agreement  may be  executed  in any number of counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         (h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and in intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.

         (i) Partial Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the parties' rights and privileges shall be enforceable to the fullest extent permitted by law.

         (j) Further Actions. Each party shall cooperate and shall take such further action and shall execute such further documents as may be reasonably requested by the other Party in order to carry out the provisions and purposes of this Agreement.

         (k) Pronouns and Number. When the context so requires, the masculine shall include the feminine and neuter, the singular shall include the plural and conversely.

         (l) Waivers. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further waiver of any such term, provision or condition or as a waiver of any other term, provision or condition.

         (m) Further Transfer Restrictions and Restrictive Legends. Notwithstanding anything to the contrary contained herein or contained in or omitted from any other document or instrument contemplated hereby, the Series A Preferred shall be non-transferable. From and after the date hereof, all certificates evidencing the securities to be issued and acquired hereunder shall bear a customary and appropriate restrictive legend referencing this Agreement and specifying the restrictions contained herein.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.



             /s/NUNZIO P. DeSANTIS
             Nunzio P. DeSantis

             Las Vegas Entertainment Network, Inc., a Delaware
                                   corporation

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                    By:      /s/JOSEPH A. CORAZZI
                             Joseph A. Corazzi

                        5

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                   CERTIFICATE OF DESIGNATION, VOTING POWERS,
                     PREFERENCES AND RIGHTS OF THE SERIES OF
                             THE PREFERRED STOCK OF

                      LAS VEGAS ENTERTAINMENT NETWORK, INC.

                                To Be Designated
                            Series A Preferred Stock

         Las Vegas Entertainment Network, Inc., a Delaware corporation (the "Corporation"), pursuant to its Certificate of Incorporation, as amended to date, and Section 151 of the General Corporation Law of the State of Delaware, hereby certifies that the Board of Directors of the Corporation has duly adopted by unanimous written consent the following resolutions providing for the issuance by the Corporation of a series of Preferred Stock to be designated Series A Preferred Stock and to consist of One Million (1,000,000) shares:

                  "RESOLVED, that the Corporation is authorized to issue a series of Preferred Stock to be designated Series A Preferred Stock (the "Series A Preferred") to consist of One Million (1,000,000) shares; and

                  RESOLVED, that the powers and designations, preferences and rights, qualifications, limitations and restrictions on all of the Series A Preferred shall be as follows:

                           (a) Issuance. The series of the Preferred Stock designated "Series A Preferred" shall consist of One Million (1,000,000) shares. The Series A Preferred may be issued as partly paid shares in accordance with the provisions of
                  Section 156 of the Delaware General Corporation Law.

               (b)  Dividend Rights. The holders of the Series A Preferred shall
                    not  be  entitled  to  receive   any   dividends   or  other
                    distributions.

                           (c)  Voting  Rights.  Each  holder  of the  Series  A
                  Preferred shall be entitled to twenty (20) votes for each share of the Series A Preferred standing in the name of the holder on the stock record books of the Corporation on the record date for the determination of stockholders entitled to notice of and to vote at any annual or special meeting of the stockholders of the Corporation, but only as to (i) stock splits (including reverse stock splits) and repurchase programs, and (ii) (ii) any other matter or matters from time-to-time designated by the Company's Board of Directors. The holders of shares of the Series A Preferred, the holders of shares of the Corporation's common stock, par value $0.01 per share ("Common Stock"), and the holders of shares of any other class of capital stock of the Corporation which possess voting power shall vote together as a single class upon the foregoing.

               (d) Rights on Liquidation, Dissolution and Winding Up. The liquidation, dissolution and winding up preference of each share of the Series A Preferred shall be an

                                       -i-

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                  amount equal to the consideration  actually paid thereon.  The merger or consolidation of the Corporation into or with any other corporation or of any other corporation into or with the Corporation (other than a merger or consolidation with or into one or more wholly-owned subsidiaries), or a sale, transfer of lease of all or a substantial portion of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (f).

                           (e) Mandatory Conversation. In the event that the Corporation exercises the Option granted to it pursuant to that certain Option Agreement, dated as of __________ ___, 1997, by and between the Corporation and Nunzio P. DeSantis (the "Option Agreement"), each share of the Series A Preferred shall be converted into the number of shares of Common Stock determined in accordance with the provisions of Article I(a)(iii) of the Option Agreement.

                           (f) No Dilution or Impairment.  The Corporation shall
                  not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the holders of the Series A Preferred against dilution or impairment (for which adjustment is not otherwise provided herein).


               IN WITNESS WHEREOF, Las Vegas Entertainment Network, Inc. has caused this Certificate to be signed by Joseph A. Corazzi, its President, and Carl A. Sambus, its Secretary, this ___ day of __________, 1997.


                      Las Vegas Entertainment Network,       Inc., a Delaware
    corporation



                      By:      _____________________
                               Joseph A. Corazzi,
                                                                President

ATTEST:


---------------------
Carl A. Sambus,
  Secretary

                                  Schedule "B"

         Upon mandatory conversion as provided in the Certificate of Designation, Voting Powers, Preferences and Rights of the Series A Preferred,
(i) the entire issue of Series A Preferred shall be converted into that number of restricted shares of LVEN Common Stock equal to (a) eighty percent (80%) of the amount stated as the "fair" or "market" value of the Racetrack in a valuation report and/or fairness opinion commissioned by, and acceptable to the Board of Directors of, LVEN, and to be prepared by Houlihan Lokey & Associates (or another investment banking firm acceptable to Optionor if such firm for any reason is unable to prepare such valuation report), divided by (b) the average per share closing price of LVEN Common Stock over the twenty (20) trading days preceding the giving of the Exercise Notice, and (ii) LVEN shall pay to Optionor the sum of One Million Dollars ($1,000,000), and shall undertake the payment to Optionor of an additional Three Million Six Hundred Thousand Dollars ($3,600,000), payable monthly commencing in the month following such conversion, without interest accrual, in thirty-six (36) equal installments of One Hundred Thousand Dollars ($100,000) each.

                       FIRST AMENDMENT TO OPTION AGREEMENT

         This First Amendment to Option Agreement (this "First Amendment"), dated as the 15th day of January, 1998, is entered into by and between Nunzio P. DeSantis, In Trust ("Optionor"), and Las Vegas Entertainment Network, Inc., a Delaware corporation ("LVEN"), with reference to the following facts and circumstances:

         WHEREAS,   Optionor  and  LVEN  are  parties  to  that  certain  Option
Agreement, dated as of June 30, 1997 (the "Original Option Agreement"); and

         WHEREAS, Optionor and LVEN desire to amend and restate certain provisions of the Original Option Agreement, as provided and all upon and subject to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Term of Option. Article I(b) of the Original Option Agreement is hereby amended by deleting therefrom the date "February 1, 1998" and substituting therefor the date "June 1, 1998".

          2. Schedule "B". The provisions of Schedule "B" to the Original Option Agreement are hereby amended and restated in their entirety as follows:

         Upon   mandatory   conversion  as  provided  in  the   Certificate   of
Designation, Voting Powers, Preferences and Rights of the Series A Preferred,

         (a) LVEN shall pay to Optionor the sum of Three Million Six Hundred Thousand Dollars ($3,600,000), payable (i) One Million Dollars ($1,000,000) in cash upon such conversion, and (ii) the balance of Two Million Six Hundred Thousand Dollars ($2,600,000) payable monthly commencing in the month following such conversion, without interest accrual, in Twenty-Six (26) equal monthly installments of One Hundred Thousand Dollars ($100,000) each, and

         (b) the entire issue of Series A Preferred shall be converted into that number of restricted shares of LVEN Common Stock equal to (i) the positive difference, if any, between (y) eighty percent (80%) of the amount stated as the "fair" or "market" value of the Racetrack in a valuation report and/or fairness opinion commissioned by, and acceptable to the Board of Directors of, LVEN, and to be prepared by Houlihan Lokey & Associates (or another investment banking firm acceptable to Optionor if such firm for any reason is unable to prepare such valuation report), and (z) Three Million Six Hundred Thousand Dollars ($3,600,000), divided by (ii) the average per share closing price of LVEN Common Stock over the twenty (20) trading days preceding the giving of the Exercise Notice.

         3. Except as specified in this First Amendment, the Original Option Agreement remains unmodified and in full force and effect.

         IN WITNESS WHEREOF, Optionor and LVEN have executed this First Amendment as of the date first written above.



                         --------------------------------
                         Nunzio P. DeSantis, In Trust

                         Las Vegas Entertainment Network,
                           Inc., a Delaware corporation



                         By:      ___________________________






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